Exhibit 21

                         CANDIE'S, INC's. SUBSIDIARIES

Subsidiary                                   Jurisdiction of Inc.
- ----------                                   --------------------
Intercontinental Trading Group, Inc.         New York State
Bright Star Footwear, Inc.                   New Jersey
Yulong Company, Ltd.                         British Virgin Islands
Ponca, Ltd.                                  Hong Kong